Lithia Announces Acquisition of Lincoln Volvo Store

MEDFORD, OR -- (Marketwired - October 24, 2013) - Lithia Motors, Inc. (NYSE: LAD) announced that it acquired Fresno Lincoln Volvo in Fresno, California. The Lincoln franchise will be relocated to our Ford store and our Mazda franchise will be relocated to the new location to operate alongside Fresno Volvo. The acquisition adds $15 million in estimated annual revenues, and an additional retail location on Blackstone Avenue in Fresno in addition to our Ford, Nissan, Hyundai, Subaru and Mitsubishi franchises.

Bryan DeBoer, President and Chief Executive Officer, commented, "We are pleased to expand our presence in the Fresno metropolitan area. The addition of a luxury nameplate to supplement our existing domestic and import brands, while unlocking synergies with our Ford franchise is attractive. Additionally, the new location we acquired will be another prime site in Fresno to sell new and used vehicles."

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 28 brands of new vehicles and all brands of used vehicles at 93 stores in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.assuredservice.com

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http://www.facebook.com/LithiaMotors

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http://twitter.com/lithiamotors

Contact:
John North
VP Finance and Controller
(541) 618-5748